Prepared: 9/10/96

NON-STATUTORY STOCK OPTION AGREEMENT
EXERCISABLE ONLY ON SPECIAL EVENT
FOR COMMON STOCK

          AGREEMENT made June 14, 1997 between OmegaTech, Inc. (hereinafter referred to as the "Company"), and Mark A. Braman (hereinafter referred to as "Employee"). The term "Employee" is used herein even if such person is an independent contractor or director, and the term "employment" is used even if such relationship is an independent contractor or director status.

          WHEREAS, Employment makes an important and valuable contribution to the Company by virtue of his or her recognized leadership and experience, and the Company deems it to be in its interest and in the interest of its shareholders to secure the services of Employee for the Company or such of its subsidiary companies as may be designated by the Company; and

          WHEREAS, the Company, as an incentive to Employee to remain as an employee, director or consultant of the Company or its subsidiaries and to increase his or her proprietary interest in the Company, desires to enter into this Agreement with him or her containing the terms and conditions hereinafter set forth and to grant Employee an option to purchase shares of the Common Stock of the Company.

          NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

          1.      Grant of Option. In consideration of the foregoing, the company hereby grants to Employee the right and option (hereinafter referred to as "the option") to purchase 20,029 shares of the Company's Common Stock ("Shares"), exercisable immediately. The option shall terminate on June 14, 2007 and, accordingly, may not be exercised after the date. The purchase price to be paid for such Common Shares upon exercise of the option shall be $12.48 per share. That figure represents at least the fair market value of the Shares on the date of grant.

          2.      Method of Exercising Option. This option may only be exercised in connection with a "Corporate Transaction" as defined below or after the company has "gone public" by either completing an underwritten public offering of its common stock registered pursuant to the Securities Act of 1933 or become a reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934. A "Corporate Transaction" shall mean one or more of the following transactions unless persons who were holders of securities issued by the Company which are outstanding immediately prior to such transaction are (based on such holdings of securities of the Company) holders of 51% or more of the outstanding voting common stock of the surviving or acquiring entity (or equivalent equity interest if the entity is not a corporation): (i) a merger or acquisition (ii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the company is exchanged for capital stock of another corporation; or (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets. The option may be exercised, in whole at any time or in part from time to time, by giving to the Company notice in writing to that effect. Within thirty (30) days after the receipt by it of notice of exercise of the option and upon due satisfaction of all conditions pertaining to the option as set forth in this Agreement, the Company shall cause certificates for the number of Shares with respect to which the option is exercised to be issued in the name of Employee, or his or her executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributes, and to be delivered to Employee or his or her executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributes. Payment of the purchase price for the shares with respect to which the option is exercised shall be made to the Company upon the delivery of such stock, together with revenue stamps or checks in an amount sufficient to pay any stock transfer taxes required on such delivery. The Company shall give the person or persons entitled to the same at least five (5) days' notice of the time and place for delivery and for the payment of such purchase price.

          3.      Conditions of Option. The option is subject to the following additional conditions:

(a) The option herein granted to Employee shall not be transferable by Employee other than by will or the laws of descent and distribution, and shall be exercisable, during his or her lifetime, only by him.

(b) The option may be exercised by Employee only while he serves as a Employee of the Company or of a subsidiary of the company, or within three (3) months after the date he ceases to so serve (but not later than its specified expiration date), but only to the extent that Employee had the right to exercise such option at the date of such termination.

(c) In the event that Employee becomes disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code or any successor section), the option may be exercised by the Employee to the extent that it was exercisable on the date he ceased to act as an employee of the Company of any subsidiary for a period of twelve (12) months from the date of his or her cessation as an employee (but not later than its specified expiration date.)

(d) In the event of the Employee’s death while acting as an employee or within the three (3) months period referred to in subparagraph (b) or the twelve (12) month period referred to in subparagraph (c) above, then such option may be exercised to the extent it was exercisable on the date of cessation as an employee, by his or her executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributes within one (1) year, but not later than one (1) year, after the date of his or her death (but not later than the specified expiration date).

          4.      Representation as to Investment. The exercise of such option and the delivery of the Shares subject to it will be contingent upon the Company being furnished by Employee, his or her legal representatives, or other persons entitled to exercise such option with a statement in writing, in substantially the form attached as Exhibit A hereto, that at the time of such exercise it is his, her or their intention to acquire the Shares being purchased solely for investment purposes and not with a view to distribution.

          5.      Notices. Any notice to be given by Employee as required by this Agreement shall be sent to the Company at its principal executive offices and any notice from the Company to Employee shall be sent to Employee at his or her address as it appears on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

          6.      Restriction against Assignment. Except as otherwise expressly provided above, Employee agrees on behalf of himself and of his or her executors and administrators, heirs, legatees, distributes, and any other person or persons claiming any benefits under him or her by virtue of this Agreement, that this Agreement and the rights, interests, and benefits under it shall not be assigned, transferred, pledged, or hypothecated in any way by Employee or any executor, administrator, heir, legatee, distributee, or other person claiming under Employee by virtue of this Agreement. Such rights, interest, or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other disposition of this Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

          7.       This Agreement is subject to any Agreement between the Company and its shareholders.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its corporate name by its duly authorized corporate officers, and Employee has hereunto set his or her hand and seal, as of the day and year first above written.

ATTEST

By: Secretary	By: OmegaTech, Inc.
By: Employee

EXHIBIT 1

NOTICE OF EXERCISE

TO:	OMEGATECH, INC.

1.	The undersigned hereby elects to purchase ____ shares of Common Stock of OmegaTech, Inc., pursuant to the terms of the attached Non-statutory Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

2.	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

Mark A. Braman

(Address)

3.	The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned agrees to execute an Investment Representation Statement in the form attached as Exhibit 2.

4.	The undersigned agrees, in connection with the issuance of the aforesaid shares of Common Stock, and thereafter from time to time as requested by the company, to execute any Stockholders Agreement. The undersigned will, if requested by the Company in connection with a public offering of the Company’s securities, adhere to lock-up arrangements between the Company and an underwriter involved in such public offering.

5.	At such time as the Company intends to be faxed as an “S Corporation” for Federal income tax purposes, the undersigned will take tall actions concerning his or her ownership and transfer of the common stock to not cause a loss of such status.

6.	The undersigned represents that to the undersigned’s knowledge no condition exists which under the Non-statutory Stock Option Agreement would permit or require the Company not to allow the exercise of this Option.

Date: Mark A. Braman

EXHIBIT 2

INVESTMENT REPRESENTATION STATEMENT

TO:	OMEGATECH, INC.

With respect to the _____ shares of Common Stock (“Shares”) of OMEGATECH, INC. (“Company”) which the undersigned (“Purchaser”) has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

1.	The Purchaser acknowledges that he or she has received no formal prospectus or offering memorandum describing the business and operations of the Company. He or she has, however, by virtue of his or her relationship with the Company, been given access to all information that he or she believes is material to his or her decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have been answered to his or her satisfaction.

2.	The Shares are being acquired by the Purchaser for his or her account, for investment purposes only, and not with a view to the distribution or resale thereof.

3.	No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, and cannot be resold unless they are subsequently registered under said Act or an exemption from registration is available, the Purchaser must continue to bear the economic risk of his or her investment in the Shares for an indefinite period of time. Specifically, the Purchaser agrees that the shares may not be transferred until the Company has received an opinion of counsel (if requested by the Company) reasonably satisfactory to it that the proposed transfer will not violate federal or state securities laws. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. Further, there have been no representations, promises, or agreements that the Shares will be registered under the Securities Act of 1933 at any time in the future or otherwise qualified for sale under the applicable securities laws. The Purchaser further understands that a notation will be made on the appropriate records of the company and on the Stock Certificate representing the Shares so that the transfer of Shares will not be effected on those records without compliance with the restrictions referred to above.

Date:	Mark A. Braman